        As filed with the Securities and Exchange Commission on November 5, 1999
                                                      Registration No. 333-73127

================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              ___________________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            SYNBIOTICS CORPORATION
               (Name of registrant as specified in its charter)


CALIFORNIA                                                        95-3737816
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                            Identification No.)

11011 VIA FRONTERA                                                     92127
SAN DIEGO, CALIFORNIA                                              (Zip Code)
(Address of principal executive offices)


                 SYNBIOTICS CORPORATION 1998 STOCK OPTION PLAN
                           (Full title of the plans)

                               MICHAEL K. GREEN
             Vice President of Finance and Chief Financial Officer
                            SYNBIOTICS CORPORATION
               11011 Via Frontera, San Diego, California  92127
                    (Name and address of agent for service)

                                (858) 451-3771
         (Telephone number, including area code, of agent for service)

                                  Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                         San Diego, California  92101

                             ____________________

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

================================================================================

                            SYNBIOTICS CORPORATION

                                Deregistration
                             _____________________

     This Registration Statement registered 152,565 shares of the Common Stock of Synbiotics Corporation (the "Company"). These shares were offered pursuant to Company's 1998 Stock Option Plan (the "Option Plan"). 140,899 shares have been issued under the Option Plan. The remaining 11,666 stock options outstanding under the Option Plan have been rolled into the Company's 1995 Stock Option/Stock Issuance Plan, separately registered under a Form S-8 Registration Statement filed with respect to the 1995 Stock Option/Stock Issuance Plan.

     A new Form S-8 Registration Statement was filed today with respect to an increase in the number of shares covered by the 1995 Stock Option/Stock Issuance Plan. For purposes of calculating a reduced registration fee thereunder, the 11,666 "unused" shares under this Registration Statement were "transferred over" to the new Form S-8 Registration Statement.

     Accordingly, the Company hereby deregisters 11,666 shares of the Common Stock originally covered by the Registration Statement.


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

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 5th day of November, 1999.

                                         SYNBIOTICS CORPORATION

                                         By   /s/ Michael K. Green
                                           -------------------------------
                                              Michael K. Green
                                              Vice President - Finance


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                             TITLE                                    DATE
---------------------------------------------------- ---------------------------------------------------   ----------------
     /s/ Kenneth M. Cohen                            Chief Executive Officer, President and Director       November 5, 1999
---------------------------------------------------  (Principal Executive Officer)
     Kenneth M. Cohen

     /s/ Michael K. Green                            Chief Financial Officer and                           November 5, 1999
---------------------------------------------------  Vice President - Finance
     Michael K. Green                                (Principal Financial Officer)

     /s/ Keith A. Butler                             Chief Accounting Officer and Corporate Controller     November 5, 1999
---------------------------------------------------  (Principal Accounting Officer)
     Keith A. Butler

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     Patrick Owen Burns

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     James DeCesare

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     Brenda D. Gavin

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     M. Blake Ingle

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     Joseph Klein III

     *                                               Director                                              November 5, 1999
---------------------------------------------------
     Donald E. Philips

     * /s/ Michael K. Green                                                                                November 5, 1999
---------------------------------------------------
     Michael K. Green attorney-in-fact

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